UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35396	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2012, ISTA Pharmaceuticals, Inc. (the “Company”) and Silicon Valley Bank (“SVB”) entered into a Loan Modification Agreement (the “Modification Agreement”), whereby the parties amended the Amended and Restated Loan and Security Agreement entered into on February 23, 2011 (the “Loan Agreement”), in order to:

•

terminate the Letters of Credit Sublimit, Foreign Exchange Sublimit, and Cash Management Services Sublimit, all as defined in the Loan Agreement, and SVB’s obligation to make any credit extensions or issue letters of credit under the Loan Agreement in respect thereof;

•

add a prepayment provision that permits the Company to prepay, in whole, any outstanding indebtedness under the Loan Agreement and terminate the revolving line of credit, provided that the Company provide written notice to SVB of its election to prepay at least three days prior to such prepayment and pays on the prepayment date (i) all accrued and unpaid interest with respect to the outstanding principal amount of advances through the prepayment date, (ii) the aggregate principal amount of advances outstanding as of the prepayment date, (iii) the make-whole premium, and (iv) all other sums, if any, that are due and payable;

•	modify the interest rate on outstanding borrowings from SVB’s prime rate plus a margin of 0.50% to the greater of (i) SVB’s prime rate or (ii) 4.00%;

•	extend the maturity date to March 31, 2013;

•

amend the adjusted quick ratio financial covenant so as to change the ratio from 0.75:1.00 as of the last day of each month to at least (i) 0.65:1.00 as of February 29, 2012, March 31, 2012, April 30, 2012, May 31, 2012, June 30, 2012, July 31, 2012 and August 31, 2012, (ii) 0.50:1.00 as of September 30, 2012, October 31, 2012 and November 30, 2012, and (iii) 0.75:1.00 as of December 31, 2012 and the last day of each month thereafter;

•

amend the tangible net worth financial covenant so as to change the required amount as of the last day of each quarter from $25.0 million to at least (i) $20.0 million at March 31, 2012, (ii) $25.0 million at June 30, 2012, (iii) $5.0 million at September 30, 2012, and (iv) $20.0 million at December 31, 2012 and the last day of each quarter thereafter; and

•	amend the compliance certificate to account for the amendments described above.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 relating to the Modification Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Loan Modification Agreement, dated March 30, 2012, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

April 3, 2012	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan Modification Agreement, dated March 30, 2012, by and between ISTA Pharmaceuticals, Inc. and Silicon Valley Bank.